TO BUSINESS EDITOR:

Service Corporation International Increases Share Repurchase Authorization to $400 Million and Declares Quarterly Cash Dividend

HOUSTON, Aug. 8 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), which owns and operates funeral service locations and cemeteries, today announced that its Board of Directors has increased the authorized level for repurchases of its common stock to $400 million from $200 million. The $200 million increase in share repurchase authorization will be additive to the approximately $76.2 million that remains available from the original $200 million authorization approved by the Board of Directors in February 2007. Therefore, today's action brings the total amount authorized and available for future share repurchases to approximately $276 million. SCI has made and intends to make share repurchases from time to time in the open market or through privately negotiated transactions, subject to market conditions and existing debt covenants.

The Company also announced that its Board of Directors has approved a quarterly cash dividend of three cents per share of common stock. The quarterly cash dividend announced today is payable on October 31, 2007 to shareholders of record at the close of business on October 15, 2007. While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us.

There can be no assurance that we will buy any of our common stock under our share repurchase programs. Important factors that could cause us to discontinue our share repurchases include, among others, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by our Board of Directors each quarter after its review of our financial performance. Important factors which could cause the Board of Directors to determine not to declare further dividends include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in our cash needs or a decrease in available cash; or a deterioration in our financial condition or results.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2006 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (SCI), headquartered in Houston, Texas, is North America's leading provider of death care products and services. SCI owns and operates more than 1,500 funeral homes and 400 cemeteries in 45 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through its businesses, Service Corporation International markets the Dignity Memorial(R) brand, which offers assurance of quality, value, caring service and exceptional customer satisfaction. For more information about SCI, please visit http://www.sci-corp.com. For more information about Dignity Memorial(R), please visit http://www.dignitymemorial.com.

For additional information contact:

Investors: Debbie Young - Director / Investor Relations                   (713) 525-9088

Media: Robyn Sadowsky - Director / Corporate Communications   (713) 525-7795